                                                 EXHIBIT 10.16

                                                 EXHIBIT D

                              ESCROW AGREEMENT



                 ESCROW AGREEMENT made this 23rd day of December, 1993, by

and among Continental Casualty Company, an Illinois corporation

("Continental"), Pacific Indemnity Company, a California corporation

("Pacific"), and The First National Bank of Chicago (the "Escrow Agent").



                 WHEREAS, Continental, Pacific and Fibreboard Corporation, a

Delaware corporation, have entered into an Agreement dated as of October 12,

1993 (as the same may be amended from time to time, the "Settlement

Agreement") relating to the settlement of lawsuits relating to questions of insurance coverage, all as described in the Settlement Agreement;



                 WHEREAS, Fibreboard Corporation, Continental, Pacific, the

Representative Plaintiffs (acting by and through Class Counsel) (as such terms are defined in the Glossary attached to the Global Settlement

Agreement (as defined below) as Exhibit A (the "Glossary")) entered into a

Global Settlement Agreement as of August 27, 1993 (as the same may be amended from time to time, the "Global Settlement Agreement"), relating to the settlement, inter alia, of personal injury lawsuits and lawsuits relating to questions of insurance coverage, all as described in the Global

Settlement Agreement;


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                 WHEREAS, the Global Settlement Agreement provides for

payment of an aggregate amount of $1,525,000,000 by Continental and Pacific into an escrow account pending further distribution of such funds; and



                 WHEREAS, the parties desire to arrange for such escrow and appoint Escrow Agent as the escrow agent in accordance with the terms hereof.



                 NOW, THEREFORE, in consideration of the mutual promises

contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:



                 1.  Interpretation and Definitions.  This Escrow Agreement

is being executed and delivered pursuant to Section 2.3 of the Global

Settlement Agreement and the Escrow Account created pursuant to this Escrow

Agreement is the Escrow Fund referred to therein.  The provisions of this

Escrow Agreement shall not in any event be construed so as to enlarge or diminish the rights of any party under the Global Settlement Agreement.

Capitalized terms used and not defined herein have the meanings given to them in the Glossary.



                 2.  Appointment and Compensation of Escrow Agent.  Escrow

Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and







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Escrow Agent hereby accepts such appointment.  Escrow Agent shall have all the rights, powers, duties and obligations provided herein.  All persons dealing with the Escrow Agent are released from inquiry into the decision or authority of the Escrow Agent and from seeing to the application of any monies, securities or other property paid or delivered to the Escrow Fund.

Escrow Agent shall be entitled to charge the Escrow Account for its fees, as determined in accordance with the fee letter attached hereto as Exhibit A,

and for reimbursement of reasonable costs and expenses suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder including, but not limited to, any suit in interpleader brought by Escrow Agent.



                 3.  Deposit and Investment of Funds.  (a)  On December 30,

1993, Continental shall deliver $986,827,500, and Pacific shall deliver

$538,172,500, for an aggregate amount of $1,525,000,000 (collectively, the

"Funds") to Escrow Agent, by wire transfer of immediately available funds to such account of Escrow Agent that Escrow Agent identifies in a writing delivered to Continental and Pacific.



                 (b)      On or before the date hereof, Escrow Agent shall

establish at the office of its corporate trust department in  Chicago,

Illinois and, at all times thereafter until the escrow created by this

Escrow Agreement shall have terminated pursuant to Section 6 hereof (the

"Escrow Termination Date"), shall maintain a separate account entitled the

"Fibreboard Asbestos Claimants Escrow Account" (the "Escrow Account").  All

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funds, securities and other property held by the Escrow Agent (collectively,

the "Escrow Assets") at any time pursuant to this Escrow Agreement, in-

cluding the Funds and all investments, interest, earnings and proceeds thereof and thereon, shall be held in the Escrow Account.  No property other than the Escrow Assets shall be held in the Escrow Account.  Escrow Agent shall make and maintain, at all times until the Escrow Termination Date,

appropriate entries in its books and records to reflect that all of the

Escrow Assets existing from time to time are held in the Escrow Account.



                 (c)      During the term of this Escrow Agreement, Escrow

Agent shall invest and reinvest the Escrow Assets from time to time in obligations backed by the full faith and credit of the United States of

America which have a maturity date which is not more than three months from the date of acquisition ("Eligible Treasury Securities"); provided, however,

that pending investment or prompt distribution Escrow Agent may invest funds in an aggregate amount at any time not exceeding the lesser of $10,000,000 or 5% of the amount of the Escrow Assets in (i) a money market fund or funds sponsored by an Eligible Institution (as defined below) or (ii) repurchase agreements with an Eligible Institution with a term of not more than one day for Eligible Treasury Securities, with respect to which such Eligible

Treasury Securities are held by Escrow Agent in its account with a Federal

Reserve Bank and maintained on its books and records in the Escrow Account.

An Eligible Institution shall mean a commercial bank having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000)

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and which is well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations).



                 The Escrow Agent shall liquidate investments in order to

comply with the provisions of this Escrow Agreement without liability for any resulting losses.  Any losses incurred from an investment shall be borne by the Escrow Account.



                 4.  Accrued Interest on the Escrow Assets.  All interest

and earnings of the Escrow Assets shall be added to and become part of the

Escrow Assets, and shall be held by Escrow Agent under this Escrow

Agreement.

                 5.  Payments of Amounts Held in Escrow Account.

(a) Subject to Sections 5(b) and 5(c) hereof, upon termination of the Escrow

Agreement pursuant to Section 6 hereof, Escrow Agent shall distribute all amounts held in the Escrow Account pursuant to (i) written payment instructions executed by each of Continental, Pacific, Fibreboard

Corporation, Class Counsel (acting on behalf of the Settlement Class), and,

after appointment of the Trustees, the Trustees or (ii) an order obtained after a hearing held on notice to each of Continental, Pacific, Fibreboard

Corporation and Class Counsel (a "Court Order") of the United States

District Court for the Eastern District of Texas.












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                 (b)      At any time and from time to time during the term

of this Escrow Agreement, Escrow Agent shall (i) at the written direction of each of Continental, Pacific, Fibreboard Corporation, Class Counsel, and,

after appointment of the Trustees, the Trustees distribute such amount or amounts to such person or persons and at such time or times as each of

Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees shall direct in an Interim Payment

Direction or (ii) in accordance with a Court Order, distribute such amount or amounts to such person or persons and at such time or times as is specified in the Court Order.  Any payment instructions to the Escrow Agent shall include the mailing address and taxpayer identification number of the person or persons receiving the distribution hereunder.



                 (c)      Notwithstanding any contrary provision of this

Escrow Agreement, within the 30-day period following the end of each calendar quarter, Escrow Agent shall pay to Continental 64.71% and to

Pacific 35.29% of 5% of the income earned by the Escrow Account during such calendar quarter.



                 6.  Termination.  Escrow Agent shall maintain the Escrow

Account and hold the Escrow Assets in escrow pursuant to this Escrow

Agreement until receipt of written notice of termination from each of

Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees.




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                 7.  Escrow Agent Qualifications.  Escrow Agent shall at all times be (i) a bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United States or a United States branch of a foreign bank,

(ii) have combined capital and surplus of not less than Five Hundred Million

Dollars ($500,000,000) and be well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations) and (iii) be authorized under the laws governing its organization to exercise corporate trust powers and be authorized under such laws to enter into and perform this Escrow Agreement.  If Escrow Agent shall at any time cease to have the foregoing qualifications, Escrow Agent shall give notice of resignation to

Continental and Pacific as provided in Section 10 hereof and Continental and

Pacific agree to thereupon promptly appoint a qualified successor escrow agent in accordance with Section 11.



                 8.  Limitations on Liability of Escrow Agent.

                 (a)  Escrow Agent may act upon any written notice,

certificate, instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons acting on behalf of the parties named in paragraph 5(a) and 5(b).

Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder,

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except for its own gross negligence or willful misconduct.  Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this escrow or this Escrow Agreement unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action.



                 (b)      Escrow Agent shall be under no obligation or

liability for failure to inform Continental, Pacific, Fibreboard Corporation or Class Counsel regarding any transaction or facts within Escrow Agent's knowledge, even though the same may concern the matters described herein,

provided they do not prevent or interfere with Escrow Agent's compliance with this Escrow Agreement, nor shall Escrow Agent be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to identity, authority, or rights of any person executing the same, except as above provided.



                 (c)      Should Escrow Agent during or after the term of

the escrow receive or become aware of any conflicting demands or claims with respect to the Escrow Account, Escrow Assets or the rights of any of the parties hereto, Fibreboard Corporation or Class Counsel, Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction, and Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict.  In the event Escrow Agent should file suit in interpleader and deposit the Escrow Assets in dispute in a court of competent jurisdiction, it shall be fully released and discharged from all further obligations under this Escrow Agreement with respect to such Escrow

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Assets (but such release and discharge shall not relieve Escrow Agent from any liability incurred prior to such event).



                 (d)      Escrow Agent may consult with legal counsel

satisfactory to it in connection with any dispute, the construction of any provision of this Escrow Agreement or the duties and obligations of Escrow

Agent under this Escrow Agreement.



                 9.  Accounts and Release of Escrow Agent.  (a)  The

retention and distribution of the Escrow Assets in accordance with the terms and provisions of this Escrow Agreement shall fully and completely release

Escrow Agent from any obligations or liabilities assumed under this Escrow

Agreement with respect to the Escrow Assets.  Nothing in this Escrow

Agreement shall be interpreted as depriving the Escrow Agent, Continental,

Pacific, Fibreboard Corporation or Class Counsel of the right to have a judicial settlement of the Escrow Agent's accounts, and upon any proceeding for a judicial settlement of the Escrow Agent's accounts or for instructions the only necessary parties thereto will be the Escrow Agent, Continental,

Pacific, Fibreboard Corporation and Class Counsel.



                 (b)      The Escrow Agent shall keep accurate and detailed

records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between Continental, Pacific and the Escrow Agent.

Within ten (10) days following the close of each calendar month, the Escrow

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Agent shall deliver to Continental, Pacific, Fibreboard Corporation and

Class Counsel a written account of its administration of the escrow during such month and cumulatively for the period from the date hereof through the end of such month, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or received being shown sepa-

rately), showing all cash, securities and other property held in the Escrow

Account at the end of such month and the book and fair market value of all

Escrow Assets.


                 (c)      All accounts, books and records maintained

pursuant to this Section shall be opened to inspection and audit at all reasonable times by Continental, Pacific, Fibreboard Corporation and Class

Counsel and their respective representatives.



                 (d)      The fair market value of the Escrow Assets shall

be determined by the Escrow Agent whenever required pursuant to the Escrow

Agreement, but in any event not less than monthly.  The Escrow Agent may base such determination upon such sources of information as it may deem reliable including, but not limited to, information reported in (i)

newspapers of general circulation, (ii), standard financial periodicals or publications, (iii) statistical and valuation services, (iv) the records of securities exchanges or brokerage firms deemed by the Escrow Agent to be reliable, or any combination thereof.  The Escrow Agent shall promptly inform Continental, Pacific, Fibreboard Corporation and Class Counsel of any

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such valuation and provide them with complete copies thereof.


                 10.  Resignation and Removal of Escrow Agent.  Escrow Agent

may be removed by the joint action of Continental and Pacific, with or without cause, at any time upon 15 days' prior written notice to Escrow

Agent, which notice may be waived by Escrow Agent.  Escrow Agent may resign at any time upon 60 days' prior written notice to Continental, Pacific,

Fibreboard Corporation and Class Counsel.



                 Notwithstanding any resignation or removal of Escrow Agent pursuant to Section 7 hereof or this Section 10, such resignation or removal shall not be effective and Escrow Agent shall continue to serve in its capacity as Escrow Agent until (i)  a successor escrow agent is appointed in accordance with the provisions of Section 11 hereof and has accepted such appointment and (ii) the Escrow Assets together with such records and documents as may be reasonably required to enable the successor escrow agent to properly administer the Escrow Fund have been transferred to and received by such successor escrow agent.  Continental and Pacific shall promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 11 hereof.



                 11.  Appointment of Successor Escrow Agent.  If at any time

Escrow Agent shall resign, be removed or otherwise become incapable of acting as Escrow Agent pursuant to this Escrow Agreement, or if at any time

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a vacancy shall occur in the office of Escrow Agent for any other cause, a successor Escrow Agent that meets the qualifications set forth in Section 7 shall be appointed jointly by Continental and Pacific by a written instrument delivered to the successor Escrow Agent with a copy delivered to the Escrow Agent.  If no successor Escrow Agent is appointed (i) within 30 days after the time Escrow Agent becomes incapable of acting or a vacancy occurred in the office of Escrow Agent or (ii) within 60 days of Escrow

Agent's giving notice of resignation, any party hereto may petition a court of competent jurisdiction for an appointment of a successor Escrow Agent.

Upon the appointment and acceptance of any successor Escrow Agent hereunder,

Escrow Agent shall transfer the Escrow Assets to its successor.  Upon receipt by the successor Escrow Agent of the Escrow Assets, Escrow Agent shall be discharged from any continuing duties or obligations under this

Escrow Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the successor Escrow Agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.



                 12.  IRS Filings and Examinations.  (a) For federal income tax purposes, the parties expect that Continental will be allocated 64.71%

of the income, gains and deductions of the Escrow Fund and that Pacific will be allocated 35.29% of the income, gains and deductions of the Escrow Fund and that Continental and Pacific will each be required to include those items of taxable income, gains and deductions of the Escrow Fund which are attributable to them in computing their separate taxable income and this

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Escrow Agreement shall be construed accordingly.  Notwithstanding the foregoing, Escrow Agent shall timely file such tax and other returns and statements for the Escrow Account (collectively "Returns"), and shall provide for and pay such taxes, as are required to comply with applicable provisions of the Internal Revenue Code of 1986, as amended, and of any state or local law and the regulations promulgated thereunder.  The Escrow

Agent shall provide all completed Returns to Continental and Pacific at least 10 days in advance of the due date for such Returns and shall obtain the consent of Continental and Pacific to all Returns before they are filed.

The Escrow Agent is authorized to employ such agents and independent contractors as it deems necessary in its best judgment in order to perform the federal and state tax reporting required by this paragraph.  Continental and Pacific will advise the Escrow Agent of the party who will sign any required federal and state tax returns on behalf of the Escrow Account.



                 (b)      The Escrow Agent agrees that Continental and

Pacific shall have the sole and exclusive responsibility for handling any income tax examinations relating to the Escrow Fund.  All costs and expenses of any income tax examination relating to potential tax liability of the

Escrow Fund, including the expense of defending any adjustments or proposed adjustments, shall be charged to the Escrow Fund.



                 (c)      Escrow Agent agrees that it will inform

Continental and Pacific promptly of all questions raised by agents conducting an income tax examination of the Escrow Account and shall cooperate with accountants, tax advisers and counsel retained by Continental

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and Pacific in working with the income tax agents and in responding to any questions and proposed tax adjustments.



                 13.  Notices.  Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or other telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, as follows:



         If to Continental, addressed to:

                 Continental Casualty Co.
                 Specialty Claims Office, 12th Floor
                 50 Fremont Street
                 San Francisco, CA  94105
                 Attention:  Claim Manager
                 Telecopier:  (415) 512-4899

                          and


                 WACHTELL, LIPTON, ROSEN & KATZ
                 51 West 52nd Street
                 New York, New York  10019
                 Attention:  Herbert M. Wachtell, Esq.
                 Telecopier:  (212) 403-2000

                          and

                 CARROLL, BURDICK & McDONOUGH
                 44 Montgomery Street, Suite 400
                 San Francisco, CA  94104
                 Attention:  Rodney L. Eshelman, Esq.
                 Telecopier:  (415) 989-0932

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         If to Pacific, addressed to:

                 Pacific Indemnity Company
                 Chubb & Son Inc.
                 15 Mountain View Road
                 P.O. Box 1615
                 Warren, NJ  07061-1615
                 Attention:  Malcolm B. Burton
                 Telecopier:  (908) 580-3030

                                  and

                 WHITE & CASE
                 1155 Avenue of the Americas
                 New York, NY  10036
                 Attention:  Paul J. Bschorr, Esq.
                 Telecopier:  (212) 354-8113

         If to Fibreboard, addressed to:

                 FIBREBOARD CORPORATION
                 2121 North California Blvd.
                 Walnut Creek, CA  94596
                 Attention:  Michael R. Douglas
                                    Senior Vice President and
                                      General Counsel
                 Telecopier:  (510) 274-0714

                                  and

                 BROBECK, PHLEGER & HARRISON
                 Spear Street Tower
                 One Market Plaza
                 San Francisco, CA  94105
                 Attention:  Stephen M. Snyder, Esq.
                 Telecopier:  (415) 442-1020


         If to the Class Counsel, addressed to:

                 CAPLIN & DRYSDALE, CHARTERED
                 399 Park Avenue
                 New York, New York  10022
                 Attention:  Elihu Inselbuch
                 Telecopier:  (212) 644-6755

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                 If to Escrow Agent, addressed to:

                 The First National Bank of Chicago
                 One First National Plaza, Suite 0126
                 Chicago, IL 60670-0126
                 Attention:  Joseph Cahill
                 Telecopier:  (312) 407-1708

or to such other address or to such other person as either party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) if given by telecommunication,

when transmitted to the applicable number so specified in (or pursuant to)

this Section 13 and an appropriate answer back is received, (ii) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.



                 14.  Amendments; Waivers.  This Escrow Agreement may be

amended only by (i) an agreement in writing executed by Escrow Agent,

Continental, Pacific, Fibreboard Corporation and Class Counsel, or (ii)

pursuant to a Court Order.  No waiver of any provisions nor consent to any exception to the terms of this Escrow Agreement shall be effective unless in writing and signed by the party to be bound, and then only to the specific purpose, extent and instance as so provided.



                 15.  Counterparts.  This Escrow Agreement and any other

agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts.  All of


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such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Escrow Agreement have been signed by each party, and delivered to the other parties.



                 16.  Assignment.  Neither this Escrow Agreement nor any

rights or obligations under it are assignable.



                 17.  Governing Law.  This Escrow Agreement and the legal

relations among the parties shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in such state without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are gov-

erned by the law of the jurisdiction of organization of the respective parties.



                 18.  Integration.  This Escrow Agreement constitutes the

entire agreement and understanding of Continental, Pacific, Fibreboard

Corporation and Class Counsel on the one hand and Escrow Agent on the other with respect to the subject matter of this Escrow Agreement and supersedes all prior agreements and understandings with respect thereto.


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                 19.  Severability.  If any provision of this Escrow

Agreement is held invalid by any court, governmental agency or regulatory body, the other provisions shall remain in full force and effect.



                 20.  Parties in Interest.  This Escrow Agreement shall be

binding upon and inure to the benefit of each party, Fibreboard Corporation and Class Counsel, and nothing in this Escrow Agreement, express or implied,

is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Escrow Agreement.  Nothing in this Escrow Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Escrow Agreement or Fibreboard Corporation or

Class Counsel or Class Counsel.



                 21.  Headings. The descriptive headings of the Sections of this Escrow Agreement are for convenience only and do not constitute a part of this Escrow Agreement.











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                 IN WITNESS WHEREOF, each of the parties hereto has caused

this Agreement to be executed on the day and year first above written.

                                              CONTINENTAL CASUALTY
                                              COMPANY

                                              By  LAURENS F. TERRY
                                                --------------------------
                                                 Title Vice President
                                                      --------------------

                                              PACIFIC INDEMNITY
                                              CORPORATION

                                              By  JOHN J. DEGNAN
                                                --------------------------
                                                 Title Senior Vice President
                                                      --------------------

                                              THE FIRST NATIONAL BANK
                                              OF CHICAGO

                                              By  RICHARD D. MANELLA
                                                --------------------------
                                                 Title Vice President
                                                      --------------------

AGREED TO:

FIBREBOARD CORPORATION

By  MICHAEL R. DOUGLAS
   _____________________________________________

   Title  Sr. Vice President and General Counsel
        ________________________________________

CLASS COUNSEL
By         JOSEPH RICE
   _______________________________
           Joseph Rice, Esq.

By         JOSEPH COX
   _______________________________
           Joseph Cox, Esq.

By         HARRY WARTNICK   12/23/93
   _______________________________
           Harry Wartnick, Esq.

By         STEVEN KAZAN     12/23/93
    _______________________________
           Steven Kazan, Esq.


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